UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

               PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES
                              EXCHANGE ACT TO 1934

       Date of Report (Date of Earliest Event Reported): February 23, 2001

                              SIENA HOLDINGS, INC.
                              --------------------
             (Exact name of registrant as specified in its charter)

                                    Delaware
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         (State or other jurisdiction of incorporation or organization)

               1-6868                                          75-1043392
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      (Commission File Number)                                 (IRS Employer
                                                            Identification  No.)

5068 West Plano Parkway,  Suite 300,  Plano, Texas              75093
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(Address of principal executive offices)                      (Zip code)

                                 (972) 381-4255
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              (Registrant's telephone number, including area code)

                           Lomas Financial Corporation
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          (Former Name or Former Address, if Changed Since Last Report)

Item 2. ACQUISITION OR DISPOSITION OF ASSETS.

On February 23, 2001, as part of our ordinary course of business the Company completed the sale of approximately 17.3 acres of property zoned light industrial located in Allen, Texas to Crow Family Holdings Industrial Texas LP, an unaffiliated partnership. The transaction includes options for additional sales over the next 12 and 18 months. Net cash proceeds from the sale totaled approximately $1.25 million. Accordingly, the Company expects to report a gain on the sale of approximately $940,000 in its fiscal quarter ended March 31, 2001. This sale is consistent with the Company's core business of real estate management, sale and development.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS

      (a)   None.

      (b)   None.

      (c)   None.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                 SIENA HOLDINGS, INC.


Date: February 27, 2000                          By: /s/ W. Joseph Dryer
                                                     ---------------------------
                                                     W. Joseph Dryer
                                                     President